UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2014

Sevion Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

721 Route 202-206, Suite 130, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

(908) 864-4444
(Registrant's telephone number, including area code)

___________________Senesco Technologies, Inc._____________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2014, Senesco Technologies, Inc. changed its name to Sevion Therapeutics, Inc. (the “Company”). The name change was effected pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”). Under the DGCL, the name change did not require stockholder approval.

The name change does not affect the rights of the Company’s security holders. There were no other changes to the Company’s certificate of incorporation in connection with the name change. On October 3, 2014, the Company’s common stock, par value $0.01 per share, which trades on the OTCQB Marketplace, ceased trading under the ticker symbol “SNTI” and commenced trading under the ticker symbol “SVON”. Along with the ticker change, the Company's common stock has been assigned a new CUSIP number of 81834 Q 104.

A copy of the Certificate of Amendment effecting the name change, as filed with the Delaware Secretary of State on September 29, 2014, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01   Other Events.

On October 3, 2014, the Company issued a press release announcing the Company’s name change and commencement of trading under the new ticker symbol.

A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on September 29, 2014.

99.1	Press Release of Sevion Therapeutics, Inc. dated October 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEVION THERAPEUTICS, INC.

Dated: October 3, 2014	By:	/s/ Ronald Martell
	Name: Title:	Ronald Martell Chief Executive Officer